UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2012, United Insurance Holdings Corp. (United) entered into a Restricted Stock Award Agreement (the Award Agreement) with John Forney, United's Chief Executive Officer (principal executive officer) and a member of United's Board of Directors, in order to memorialize and set forth the specific terms of the grant of restricted common stock described in Mr. Forney's Employment Agreement with United (as amended, the Employment Agreement). Pursuant to the Award Agreement, United granted to Mr. Forney 86,990 shares of restricted common stock (the Restricted Shares). The Restricted Shares will vest in twenty percent (20%) increments on June 14, 2013 and the first four (4) anniversaries of June 14, 2013, provided that Mr. Forney is continuously employed by United from June 14, 2012 through the applicable vesting date. However, if Mr. Forney's employment with United terminates due to either (a) United's termination of Mr. Forney's employment without Cause (as defined in the Employment Agreement), or (b) Mr. Forney's termination of his employment for Good Reason (as defined in the Employment Agreement), so long as (in either case) proper notice of such termination is timely provided in accordance with the Employment Agreement, the Restricted Shares that would vest on the vesting date that occurs during the year in which the termination occurs shall, if not already vested, automatically and immediately vest as of the later of (i) the date of the termination of Mr. Forney's employment with United or (ii) the date on which a release of claims against United (as described in Section 4.10 of the Employment Agreement) becomes effective. If Mr. Forney's employment with United terminates for any other reason before the date that Restricted Shares have vested, the shares that have not yet vested as of the date of such termination will immediately be forfeited as of the date of such termination.
Under the terms of the Award Agreement, Mr. Forney may exercise full voting rights and will receive all dividends and other distributions paid with respect to the Restricted Shares, whether or not vested, in each case so long as the applicable record date occurs before any forfeiture of such shares. If any such dividends or distributions are paid in shares of United's stock, such shares will be subject to the same risk of forfeiture and restrictions on transferability as are the Restricted Shares with respect to which they were paid.
The Award Agreement is filed herewith as an exhibit. The foregoing description of the Award Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. In addition, the Employment Agreement was filed as an exhibit to United's Current Report on Form 8-K filed on June 12, 2012.
Item 9.01(d): Listing of Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ John F. Rohloff
Name:     John F. Rohloff
Title:     Interim Chief Financial Officer
(principal executive officer)

Date: September 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restricted Stock Award Agreement, dated September 14, 2012, by and between United Insurance Holdings Corp. and John Forney